RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

May 15, 2013

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re: Joymain International Development Group Inc.
(formerly Advento, Inc.)
SEC File No. 333-174607

On May 15, 2013 my appointment as auditor for Joymain International Development Group Inc. ceased. I have read Joymain International Development Group Inc.’s statements included under Item 4.01 of its Form 8-K dated May 15, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant